UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2015
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On November 2, 2015, Limelight Networks, Inc. (the "Company") entered into a loan and security agreement with Silicon Valley Bank ("SVB") that provides for revolving credit borrowings up to a maximum principal amount of $25 million (the "Credit Agreement"). Upon entering into the Credit Agreement, the Company immediately became eligible to borrow up to $7.5 million from SVB. The remaining amount will be available for borrowing, at the Company's discretion, following the successful completion of a field audit to be conducted by SVB.
The Company is subject to a borrowing base calculation to determine the amount available. The borrowing capacity is the lesser of the commitment amount or 80% of eligible accounts receivable. All outstanding borrowings owed under the Credit Agreement become due and payable no later than the final maturity date of November 2, 2017.
Borrowings under the Credit Agreement bear interest at the Company's option of one, two, three or six-month LIBOR plus a margin of 2.75% or an Alternative Base Rate ("ABR"), which is defined as the higher of (a) Wall Street Journal prime rate or (b) Federal Funds Rate plus 0.50%, plus a margin of 0.50% or 1.50% depending on our minimum liquidity, as defined in the Credit Agreement.  If the Company falls below a minimum liquidity of $17.5 million, the Company is required to use the ABR interest rate. The Company incurred a commitment fee of 0.25% upon entering into the Credit Agreement and 0.20% to be paid on the one year anniversary of closing. In addition, there is an unused line fee of 0.375% if the Company's minimum liquidity is greater than $17.5 million. If the Company's minimum liquidity falls below $17.5 million, the unused line fee is 0.250%.
Any borrowings are secured by essentially all of the Company's domestic personal property, with a negative pledge on intellectual property. SVB’s security interest in the Company's foreign subsidiaries is limited to 65% of voting stock of each such foreign subsidiary.
The Company is required to comply with various financial covenants under the Credit Agreement. Specifically, the Company is required to maintain a minimum tangible net worth, as defined in the Credit Agreement. In addition, the Company has a maximum unfinanced capital expenditures amount of $30 million for 2015 and $25 million per annum thereafter. The Credit Agreement also contains customary indemnification obligations and customary events of default, including, among other things, the Company’s failure to fulfill certain of its obligations under the Credit Agreement, or insolvency.
The foregoing is only a summary of the material terms of the Credit Agreement, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 2.02	Results of Operations and Financial Condition.
On November 3, 2015, the Company issued a press release regarding its financial results for the third quarter ended September 30, 2015, and certain other information. The full text of this press release is furnished herewith as Exhibit 99.1.
The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement between Limelight Networks, Inc. and Silicon Valley Bank dated November 2, 2015 (furnished herewith).
99.1	Limelight Networks, Inc. Press Release dated November 3, 2015 (furnished herewith).

Forward-Looking Statement Disclaimer

The Company includes in this Current Report “forward-looking statements” within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they relate to the availability of borrowings under the revolving credit facility and the timing thereof. Forward-looking statements are subject to risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those that the Company expected. Many of these statements are derived from the Company’s operating budgets and forecasts, which are based on many detailed assumptions that the Company believes are reasonable, or are based on various assumptions about certain plans, activities or events which the Company expects will or may occur in the future. However, it is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in this Current Report and those factors disclosed under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2015 and in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2015. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: November 3, 2015	By:	/s/ Michael DiSanto
Michael DiSanto Chief Administrative and Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan and Security Agreement between Limelight Networks, Inc. and Silicon Valley Bank dated November 2, 2015 (furnished herewith).
99.1	Limelight Networks, Inc. Press Release dated November 3, 2015 (furnished herewith).